UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

ANTARES STRATEGIC CREDIT FUND

(Exact name of Registrant as specified in its charter)

Delaware	814-01700	93-3416650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312 638-4000

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 2, 2025, Chen Yi (Jean) Hsu was appointed by the Board of Trustees (the “Board”) of Antares Strategic Credit Fund (the “Company”) as a trustee. The Board appointed Ms. Hsu to the Nominating and Governance Committee and the Audit Committee of the Company.

The Board determined that Ms. Hsu is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Company.

Ms. Hsu retired from the role of Global Head of Private Debt at the California Public Employees' Retirement System (“CalPERS”) in 2024. She sat on CalPERS’ Investment Underwriting Committee, Operations and Administration Committee, and Total Fund Management Committee, which determine the strategies and allocation for the CalPERS Total Fund. She served in several senior management positions during her 25 years at CalPERS, including Managing Investment Director for Opportunistic Strategies. Prior to joining CalPERS, Ms. Hsu was an attorney focusing on banking and securities as well as corporate finance. Ms. Hsu is a Fulbright Scholar with an MBA from Wharton Business School, University of Pennsylvania.

There is no arrangement or understanding under which Ms. Hsu was appointed. There are no transactions involving Ms. Hsu requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Hsu will be entitled to applicable retainer and meeting fees pursuant to the Company’s trustee compensation arrangements, under terms consistent with those previously disclosed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND

Date: June 6, 2025	By:	/s/ Monica Kelsey
	Name:	Monica Kelsey
	Title:	Chief Financial Officer